Exhibit 10.13

[FORM OF] SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

This SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 3, 2010, by and among Arno Therapeutics, Inc., a Delaware corporation (the “Company”), Pontifax (Cayman) II L.P. (“Pontifax Cayman”), Pontifax (Israel) II L.P. (“Pontifax Israel I”), and Pontifax (Israel) II - Individual Investors L.P. (“Pontifax Israel II,” together with Pontifax Cayman and Pontifax Israel I, collectively referred to as “Pontifax”), UTA Capital LLC, a Delaware limited liability company (“UTA”), Commercial Street Capital, LLC, a Delaware limited liability company (“CSC,” together with Pontifax and UTA, each a “Co-Lead Investor” and, collectively, the “Co-Lead Investors”), FCC Ltd, an Israeli limited company, Uzi Zucker, an individual and each of the purchasers listed or to be listed on Schedule 1 attached to this Agreement (each a “Purchaser,” and collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, an aggregate of not less than 10,000,000 shares and up to 20,000,000 shares of the Company’s Series A Convertible Preferred Stock, par value $.0001 per share (the “Series A Preferred Stock”), having the rights, privileges, preferences and restrictions set forth in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”), at a price per share of $1.00, for an aggregate purchase price of up to $20,000,000 (the “Maximum Amount”) in accordance with the terms and provisions hereof; and

WHEREAS, to induce each Purchaser to purchase the Series A Preferred Stock, the Company has agreed to issue to each Purchaser a two-and-one-half year warrant to purchase a number of additional shares of Series A Preferred Stock equal to 8% of the number of shares of Preferred Stock purchased by each such Purchaser pursuant to this Agreement (or following the automatic conversion of the Series A Preferred Stock, a number of shares of Common Stock as determined pursuant to the terms of the Warrant), at an initial exercise price equal to $1.00 per share and upon such other terms and conditions set forth in the form of warrant certificate substantially in the form of Exhibit B-1 attached hereto (each a “Class A Warrant,” and collectively, the “Class A Warrants”); and

WHEREAS, to induce each Purchaser to purchase the Series A Preferred Stock, the Company has agreed to issue to each Purchaser a five year warrant to purchase a number of additional shares of Series A Preferred Stock equal to 42% of the number of shares of Preferred Stock purchased by each such Purchaser pursuant to this Agreement (or following the automatic conversion of the Series A Preferred Stock, a number of shares of Common Stock as determined pursuant to the terms of the Warrant), at an initial exercise price equal to $1.15 per share and upon such other terms and conditions set forth in the form of warrant certificate substantially in the form of Exhibit B-2 attached hereto (each a “Class B Warrant,” and collectively, the “Class B Warrants”; together with the Class A Warrants, the “Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1.            Sale and Purchase of the Preferred Stock and Warrants.

1.1   Sale and Issuance of Preferred Stock.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing Date (as defined below), and the Company agrees to sell and issue to each Purchaser that number of shares of Series A Preferred Stock, as specified with respect to such Purchaser on Schedule 1 attached to this Agreement (the “Preferred Shares”), at the aggregate purchase price set forth opposite each such Purchaser’s name on Schedule 1 (the “Purchase Price”).

1.2   Issuance of Warrants.  Subject to the terms and conditions of this Agreement, the Company shall issue a Class A Warrant and a Class B Warrant to purchase that number of shares of the Series A Preferred Stock as specified with respect to such Purchaser on Schedule 1 attached to this Agreement to each Purchaser at the Closing.

1.3   Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value of $.0001 per share.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Conversion Shares” shall have the meaning specified in Section 3.5 herein.

“Current Financial Statements”  shall have the meaning specified in Section 3.7 herein.

“Disclosure Materials” means, collectively, the SEC Reports, the Company’s Confidential Offering Memorandum dated June 15, 2010 (the “Offering Memorandum”), and, this Agreement together with the schedules and exhibits hereto.

“Effective Date” means the date and time that a Registration Statement required by Section 9 of this Agreement is first declared effective by the SEC.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or Pink Sheets LLC.

“Escrow Agent” shall mean U.S. Bank National Association.

“Governmental Authority” means the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the Company or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

“Investor Director”  shall have the meaning specified in Section 5.1(c) herein.

“Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge of any particular fact or matter of any executive officer of the Company and the knowledge of a particular fact or matter that would be acquired after a due and diligent investigation by any of them.

“Lien” shall have the meaning specified in Section 3.4 herein.

 “Material Adverse Effect” shall have the meaning specified in Section 3.2 herein.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or a government or any department or agency thereof.

“Placement Agent”  means Riverbank Capital Securities, Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Publicly Available Software” means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux), or similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no or minimal charge.  Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

“Registrable Securities” means the Conversion Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, including without limitation those issuable to the Purchasers under the Warrants, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement (which shall be on Form S-1 or such other applicable form then available to the Company to register the resale of the Registrable Securities) required to be filed under Section 9 hereof, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Restricted Shares” shall have the meaning specified in Section 8.1 herein.

“SEC Reports” means the reports filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, from the period commencing on June 2, 2008 through April 30, 2009.

“Securities” shall have the meaning specified in Section 3.5 herein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means a partnership, joint-stock company, corporation, limited liability company, trust, unincorporated organization or other entity of which a Person owns, directly or indirectly, more than 50% of the stock or other interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such entity.

“Taxes” means all (i) United States federal, state or local or foreign taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, motor vehicle, unclaimed property, escheat, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest; (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any tax return related thereto; and (iii) any liability for the payment of any amount of a type described in clause (i) or clause (ii) as a result of any obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

“Trading Day” means (i) a day on which the Common Stock is traded or is eligible to be traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded or is eligible to be traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” shall have the meaning specified in Section 3.4 herein.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, and any other agreements, instruments or documents entered into in connection with this Agreement.

“Warrant Shares” shall have the meaning specified in Section 3.5 herein.

2.             Closing.

2.1   Initial Closing.  Subject to the terms and conditions of this Agreement, the initial closing of the sale and purchase of the Preferred Shares and Warrants under this Agreement (the “Initial Closing”) shall take place at the offices of Seyfarth Shaw LLP, 620 Eighth Avenue, New York, NY 10018, or remotely via the exchange of documents and signatures, at 11:00 a.m., local time on the date of this Agreement, but not before all conditions to the parties respective obligations to complete the Initial Closing have been satisfied or waived, or at such later time or date as the Purchasers and the Company may mutually agree (the “Closing Date”).  In the event there are more than one closing of the purchase and sale of the Securities (each a “Subsequent Closing”), the term “Closing” shall apply to the Initial Closing and each such subsequent closing unless otherwise specified.  At the Closing, the Company will deliver to each Purchaser certificates for the number of Preferred Shares and Warrants being purchased by such Purchaser registered in such Purchaser’s name (or its nominee), against transfer of funds to the account of the Company by wire transfer representing full payment of the Purchase Price, less any deductions or offsets specifically provided for in this Agreement. On the Closing Date, each Purchaser shall pay to the Company the Purchase Price via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions provided to Purchasers prior to the date hereof.

2.2   Sale of Additional Shares.  After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, a number of additional Preferred Shares and Warrants (the “Additional Securities”) equal to the Maximum Amount less the amount sold to Purchasers in the Initial Closing, to one or more Purchasers (the “Additional Purchasers”), provided that (i) each such subsequent sale is consummated prior to the date that is 30 days after the Initial Closing, subject to extension by the Company with the approval of all three Co-Lead Investors for up to an additional 30 days and (ii) each Additional Purchaser shall become a party to this Agreement by executing and delivering a counterpart signature page hereto.  Schedule I to this Agreement shall be updated to reflect the number of Additional Securities purchased at each such Closing and the parties purchasing such Additional Securities.

3.            Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers as follows as of the Closing Date:

3.1   Subsidiaries.  The Company has no Subsidiaries.

3.2   Organization and Qualification.  The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted and as proposed to be conducted.  The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a (a) a material adverse effect on the results of operations, assets, prospects, business condition (financial or otherwise) of the Company, taken as a whole, (b) a material and adverse impairment the Company’s ability to perform its obligations under any of the Transaction Documents, or (c) a material and adverse effect on the legality, validity or enforceability of any of the Transaction Documents (a “Material Adverse Effect”).

3.3   Authorization; Enforcement.  The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The filing of the Certificate of Designation and the execution and delivery of each of the other Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Transaction Documents to which it is a party has been duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (b) the effect of rules of law governing the availability of specific performance and other equitable remedies.

3.4   No Conflicts.  The filing and effectiveness of the Certificate of Designation and the execution, delivery and performance of the other Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (a) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, (c) result in any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (each, a “Lien”) on assets or on property of the Company, or (d) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are or are expected to be subject, including the OTC Bulletin Board or Pink Sheets LLC on which the Common Stock is quoted for trading on the date in question, as applicable (the “Trading Markets”)), or by which any property or asset of the Company is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

3.5   The Securities. The Preferred Shares, the Warrants and the equity securities issuable upon conversion or exercise thereof (collectively, the “Securities”) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Purchasers).  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) and reserved from its duly authorized capital stock the maximum number of shares of Series A Preferred Stock or Common Stock, as applicable, issuable upon exercise of the Warrants (the “Warrant Shares”).  Assuming the accuracy of the Purchaser’s representations contained in Section 4 hereof, the offer, issuance and sale of the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares pursuant to the Transaction Documents are exempt from the registration requirements of the Securities Act.

3.6   Capitalization.  Schedule 3.6 hereto sets forth, as of the date of this Agreement, (a) the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) and (b) the aggregate number of issued and outstanding shares of each class that are currently evidenced by certificates bearing restrictive legends or subject to transfer stop orders with the Company’s transfer agent.  None of its outstanding shares of capital stock are transferable pursuant to SEC Rule 144.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws.  The Company has outstanding only those options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock as set forth on Schedule 3.6.  Except as specifically described on Schedule 3.6 hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as disclosed in Schedule 3.6 hereto, as of the date of this Agreement and prior to giving effect to the transactions contemplated hereby, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

3.7   SEC Reports; Financial Statements; No Material Adverse Effect; Solvency.  Except as set forth on Schedule 3.7 or as specifically disclosed in the Disclosure Material, as of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, and the financial statements of the Company for the year ended December 31, 2009 attached as Exhibit A to the Offering Memorandum and for the calendar quarter ended March 31, 2010 attached as Exhibit B to the Offering Memorandum (the “Current Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the date of this Agreement. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

Since the date of the latest audited financial statements included in the Current Financial Statements, except as otherwise disclosed in the Disclosure Material or in Schedule 3.7 hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or affiliate.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent.

3.8   Absence of Litigation.  Except as described in Schedule 3.8 or as specifically disclosed in the Disclosure Material, there is no action, suit, claim, or Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that could, individually or in the aggregate, have a Material Adverse Effect.

3.9   Compliance.  Except as described in Schedule 3.9, the Company is not, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (a) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company thereunder), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) in violation of any order of any court, arbitrator or governmental body, or (c) in violation, nor has it been in violation, of any statute, rule or regulation of any governmental authority.

3.10 Title to Assets.  The Company owns no real property except as described in Schedule 3.10.  The Company has good and marketable title in all personal property owned by them that is material to the business of the Company, free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company is held under valid, subsisting and enforceable leases of which the Company is in material compliance.

3.11 No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor, to the Company’s knowledge after due inquiry, any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any fees to the Placement Agent, financial advisory fees, or brokers’ commission, together with any out of pocket expenses incurred by such parties, relating to or arising out of the issuance of the Securities pursuant to this Agreement.  The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

3.12 Private Placement.  Neither the Company nor, to the Company’s knowledge after due inquiry, any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is, or is currently proposed to be, listed or quoted.  The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

3.13 Form S-1 Eligibility.  The Company is eligible to register all the Conversion Shares and the Warrant Shares for resale by the Purchasers using Form S-1 promulgated under the Securities Act.

3.14 Existing Registration Rights.  Except as described in Schedule 3.14 or as specifically disclosed in the SEC Reports and the registration rights included herein for the benefit of the Purchasers, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived. There are no registration rights described in Schedule 3.14 or specifically disclosed in the SEC Reports having priority over or conflicting with the registration rights included herein for the benefit of the Purchasers which have not been validly waived or terminated in writing by the holders.

3.15 Application of Takeover Protections.  Except as described in Schedule 3.15 or as specifically disclosed in the SEC Reports, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.16 Material Disclosure.  The representations, warranties and disclosures made or  provided by the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, false or misleading.  The Disclosure Materials are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, false or misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

3.17 Acknowledgment Regarding Purchasers’ Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.18 Patents and Trademarks.  Schedule 3.18 lists all material patents and patent rights owned by or licensed to the Company.  Except as described in Schedule 3.18 or as specifically disclosed in the SEC Reports, (a) the Company owns or possesses sufficient rights to conduct its business in the ordinary course, including, without limitation, rights to use all material patents, patent rights, industry standards, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property Rights”) as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted except where the failure to currently own or possess such rights would not have a Material Adverse Effect, (b) to the Company’s knowledge, no third party currently owns or possesses any Intellectual Property Rights that the Company is or will be required to acquire (by exclusive or non-exclusive license or otherwise) in order to conduct its business as now conducted or proposed to be conducted, except in either case where the failure to acquire such rights would not have a Material Adverse Effect, (c) to the Company’s knowledge, there is no Proceeding that challenges the rights of the Company with respect to its Intellectual Property Rights, (d) the Company is not infringing any rights of a third party with respect to any Intellectual Property Rights that, individually or in the aggregate, would have a Material Adverse Effect, (e) the Company has not received any notice of, nor does it have any knowledge of, any asserted infringement by the Company of, any rights of a third party with respect to any Intellectual Property Rights that, individually or in the aggregate, would have a Material Adverse Effect, (f) the Company has not received any notice of, nor does it have any knowledge of, infringement by a third party with respect to any Intellectual Property Rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect, (g) the Company has not used Publicly Available Software in whole or in part in the development of any part of its Intellectual Property Rights in a manner that would be reasonably likely to subject the Company or its Intellectual Property Rights in whole or in part, to all or part of the license obligations of any Publicly Available Software that, individually or in the aggregate, would have a Material Adverse Effect on the Company and (h) there are no licenses or other agreements under which the Company has granted rights to others in its Intellectual Property Rights.

3.19 Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company is engaged.  The Company has had such coverage on a continuous basis during the 24 months preceding the date of this Agreement and has no reason to believe it will not be able to renew its current insurance coverage in the same amounts or obtain new insurance coverage in amounts not less than it currently has with carriers of equal or better ratings.  The Company maintains Directors and Officers Liability Insurance as described in Schedule 3.19.

3.20 Regulatory Authorizations.  The Company holds, and is operating in compliance in all material respects with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business (“Material Permits”), all such Material Permits are valid and in full force and effect; and the Company has not received notice of any revocation or modification of any such Material Permits or has reason to believe that any such Material Permits will be revoked, modified, or not be renewed in the ordinary course; and the Company is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except as could not, individually or in the aggregate, reasonably be expected to result in Material Adverse Effect.

3.21 Regulatory Compliance.  The Company (a) is and at all times has been in material compliance with all statutes, rules, regulations, or guidance applicable to Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or services manufactured or distributed by the Company (the “Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) has not received any notice of adverse finding, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”) nor any warning letter from the U.S. Food and Drug Administration containing any unresolved issues concerning noncompliance with any Applicable Laws or Authorizations that could reasonably be expected to result in a Material Adverse Effect; (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).  To the Company’s knowledge, any studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations; the descriptions of the results of such studies, tests and trials contained in the Disclosure Materials are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials the results of which the Company reasonably believes call into question the study, test, or trial results described or referred to in the Disclosure Materials when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

3.22 Workplace Safety.  The Company (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

3.23 Transactions With Affiliates and Employees.  Except as described on Schedule 3.23 or as specifically disclosed in the Disclosure Material, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.24 Internal Accounting Controls.  Except as specifically disclosed in the Disclosure Material, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company or the Company aware, of (i) any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

3.25 Sarbanes-Oxley Act.  The Company will be in compliance in all material respects with currently applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder no later than the effective date of the Registration Statement (as defined below).

3.26 Foreign Corrupt Practices.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company  or any past Subsidiary has, in the course of its actions for, or on behalf of, the Company or any past Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.27 Indebtedness.  Except as disclosed in Schedule 3.27 or as specifically disclosed in the SEC Reports, the Company (i) has no outstanding Indebtedness, (ii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 3.27 provides a detailed description of the material terms of any such outstanding Indebtedness.

3.28 Employee Relations.  The Company is not a party to any collective bargaining agreement or employs any member of a union.  The Company maintains good relations with its employees.  Except as described in the Disclosure Material, no current executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  To the knowledge of the Company, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.  Except as set forth on Schedule 3.28, each of the Company’s directors, officers and employees who have access to the Company’s proprietary information, have entered into or are otherwise subject to non-solicitation (as to employees and any customers), confidentiality and invention assignment agreements.  The Company has entered into employment agreements with its key employees, copies of which have been made available to the Co-Lead Investors.

3.29 Labor Matters.  The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.30 Environmental Laws.  The Company (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.31 Tax Status.  Except as specifically disclosed in the Company’s financial statements, the Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.32 No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take any action designed to or that would reasonably be expected to cause or result in manipulation of the price of the Common Stock, in violation of applicable law or regulation, in order to facilitate the sale or resale of the Conversion Shares or the Warrant Shares.

3.33 Company not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act.  The Company is not, and immediately after receipt of payment for the Preferred Shares and Warrants will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.34 Accountants.  To the Company’s knowledge, Crowe Horwath LLP, which the Company expects will consent to the inclusion of their report with respect to the consolidated financial statements of the Company for the year ended December 31, 2009 in the Registration Statement (as defined below) and the prospectus which forms a part thereof, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder.

3.35 Material Agreements.  Schedule 3.35 sets forth a true and complete list of any and all material agreements to which the Company is a party or is otherwise bound, and which the Company, were it deemed to be a reporting company under Section 13(a) or 15(d) of the Exchange Act, would be required to file as an exhibit to its periodic annual and quarterly filings made under the Exchange Act.  The contracts listed on Schedule 3.35 are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

3.36 Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

3.37 U.S. Real Property Holding Corporation.  The Company is not, nor has it ever been, as U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

4.            Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents, warrants and agrees to the Company as follows, as of the date hereof and as of the Closing:

4.1   Organization; Authority.  Such Purchaser, if a corporation or other legal entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The purchase by such Purchaser of the Preferred Shares and Warrants hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Purchaser.  This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

4.2   No Public Sale or Distribution.  Such Purchaser (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Purchaser does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

4.3   Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer.  Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, such Purchaser is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of ¨FINRA or an entity engaged in the business of being a broker dealer. The foregoing representations are based upon the answers furnished by each Purchaser in the form of Confidential Investor Questionnaire attached hereto as Exhibit G (the “Investor Questionnaire”).

4.4   Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

4.5   Access to Information.  Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

4.6   No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.7   No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, that do not otherwise affect the ability of such Purchaser to consummate the transactions contemplated hereby.

4.8   Prohibited Transactions.  Each Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Purchaser will engage, directly or indirectly, in any transactions in the securities, including derivatives, of the Company including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

4.9   Restricted Securities.  The Purchaser understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

4.10 Legends.  It is understood that certificates evidencing such Securities may bear the legend set forth in Section 8.1 of this Agreement.

4.11 No Legal, Tax or Investment Advice.  Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.             Covenants and Agreements.

5.1   Pre-Closing Covenants and Agreements.  The parties hereto covenant and agree to perform or take any and all such actions to effectuate the following from the date hereof until the earlier of the Closing Date or the termination of this Agreement:

(a)           Further Assurances.  Each of the parties shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby and by the terms of the Warrants.  Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Closing, including promptly obtaining any consents required in connection herewith.

(b)          Additional Disclosure.  The Company shall promptly notify Purchasers of, and furnish Purchasers with, any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to Purchaser’s obligation to consummate the transactions contemplated by this Agreement not to be fulfilled.

(c)           Investor Directors; Majority of Independent Directors.  The Company shall take all necessary actions to ensure that (i) one (1) designee of each of the Co-Lead Investors shall be nominated and appointed to serve on its Board of Directors, which shall be comprised of not more than seven (7) directors, with such appointment to take effect on such date as requested by the Co-Lead Investors, but in no event later than the date after the last Closing for the purchase of Securities takes place under this Agreement (each such elected director hereinafter referred to as an “Investor Director”), and (ii) from and after the date after the last Closing hereunder, a majority of the directors on the Board of Directors shall be either Investor Directors or otherwise “independent” as defined under the NASDAQ listing requirements. Subject to the foregoing, and subject to the terms of the voting agreement contemplated in Section 6.1(n), the Board of Directors shall have the right to appoint such other individuals as directors.

5.2   Post-Closing Covenants and Agreements.

5.2.1       At all times prior to the Effective Date, the Company shall provide to any Purchaser holding at least five percent (5%) of the issued and outstanding capital stock of the Company, calculated on an as-converted basis:

(a)           within sixty (60) days after the end of each fiscal year of the Company, the balance sheet, income statement and statement of cash flows for the prior fiscal year; such financial statements to be in reasonable detail, prepared in accordance with GAAP and audited and certified by independent public accountants;

(b)           within forty-five (45) days after the end of the first three (3) quarters of each fiscal year, the unaudited balance sheet, income statement and statement of cash flows for the end of each respective quarter; such financial statements to be in reasonable detail, prepared in accordance with GAAP and reviewed by independent public accountants;

(c)           within sixty (60) days prior to the beginning of a year covered by a Company’s annual business plan or budget, copies of such annual business plan or budget; and

(d)           such other financial information as may be reasonably requested by the Purchasers entitled to receive financial information hereunder.

In the event that the Company fails to comply with the obligations pursuant to this Section 5.2.1, the Co-Lead Investors shall have the right, at the Company’s expense, to engage an independent auditor to assist the Company with compliance under such section.  Without limiting the foregoing, until the Effective Date, the Co-Lead Investors shall have the right, once per calendar year, at the expense of the Co-Lead Investor electing to exercise its rights hereunder, to engage an independent auditor to audit any portion of the Company’s financial information or internal controls.

5.2.2       The Company shall grant Co-Lead Investors, at reasonable times and upon reasonable notice, the right to inspect all books, records and information of the Company, and shall be entitled to inspect Company property and consult with management of the Company and other personnel, subject to the undertaking of confidentiality by the Co-Lead Investors seeking to exercise the rights granted hereunder.

5.2.3       The Company will use the proceeds from the sale of the Preferred Shares for the purposes set forth in Exhibit D attached hereto.   A vote of a majority of the Company’s Board of Directors, which majority shall include the affirmative vote of all three Investor Directors, shall be required to amend the use of proceeds description set forth on Exhibit D.

5.2.4       The Company will enter into an appropriate confidentiality, non-solicitation (as to employees and any customers) and invention assignment agreements with each of its officers and employees who are hired or appointed following the Initial Closing and who have access to the Company’s proprietary information.

5.2.5       The Company shall use its commercially reasonable efforts to ensure that each of the Co-Lead Investors continue to have the right to appoint one (1) Investor Director as long as such Co-Lead Investor together with its nominated Investor Director beneficially owns at least fifty percent (50%) of the number of shares of Common Stock issued or issuable upon the conversion of all the Preferred Shares purchased by such Co-Lead Investor pursuant to this Agreement.  For the avoidance of doubt, Warrant Shares shall be excluded for purposes of computing the ownership threshold referenced in the preceding sentence.  The Company agrees to reimburse each Investor Director for reasonable out-of-pocket expenses incurred in connection with their participation in the meetings of the Board of Directors.

5.2.6       The Investor Directors shall have the right to serve and participate in any committee of the Board of Directors.

5.2.7       At any time prior to the Effective Date, while 1,000,000 shares of Series A Preferred Stock remain outstanding and held by Pontifax or affiliate of Pontifax, the Company shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or Company’s charter documents) the prior written consent of Pontifax, take any action that:

(a)           amends or otherwise modifies the Certificate of Designation or any of the Company’s charter documents;

(b)          creates or issues any class or series of shares or other securities of the Company ranking senior to the Series A Preferred Stock as to dividends or liquidation;

(c)           effects a sale of the Company, merger, disposition of all or substantially all of the Company’s assets, or an acquisition of shares or assets of the Company or other Company or business entity;

(d)           increases the size of the Board of Directors above seven (7) members;

(e)           declares or pays any dividend or other distribution to stockholders of cash, shares, or other assets;

(f)           creates any mortgage, pledge or other security interest in any material asset of the Company;

(g)          effects a liquidation or the cessation of all or substantially all of the business of the Company;

(h)          approves or materially amends the business plan or budget of the Company;

(i)           effects any related party transaction (including without limitation any transaction with an officer, director or stockholder of the Company);

(j)           authorizes or incurs an obligation of the Company whether actual or contingent, in an amount exceeding $250,000 (except for obligations and transfers of salary payments, and payments to governmental and tax authorities);

(k)          changes the signatory rights of the Company;

(l)           effects a share combination or subdivision, distribution of bonus shares or any other similar reclassification, reorganization or recapitalization of the Company's share capital where the Company's stockholders retain their proportionate holdings in the Company;

(m)          effects any transaction out of the ordinary course of business;

(n)           involves the appointment, removal, or modification of the terms of any existing employment or engagement agreement with any of the Company's executive management staff;

(o)           results in the repurchase of any shares or other securities by the Company;

(p)           results in any proprietary information of the Company being licensed outside of the ordinary course of business;

(q)           results in a material change in the business or strategic direction of the Company;

(r)           results in the adoption of or amendment to any employee stock option plan or other similar incentive arrangement, including the increase of the number of shares reserved for allocation thereunder;

(s)          creates any committee of the Board of Directors;

(t)           results in the grant, cancellation or guarantee by the Company of debt owed by or to the Company's officers, directors, employees, consultants or stockholders;

(u)          results in the appointment of or release of the Company's independent auditors or any change in the accounting principles or internal controls previously adopted by the Company;

(v)          results in the appointment of or release of the Company's legal advisors; and

(w)          results in the grant of registration rights to any person or entity other than the Investors that are superior or equal to those rights granted to the Investors.

5.2.8       Following the date on which the last Closing for the purchase of Securities takes place under this Agreement, the Company shall diligently search for a candidate to serve as its Chief Executive Officer, to commence no later than the termination of the Consulting Agreement with Two River Consulting, LLC (referred to in Section 6.1(l) below). A vote of a majority of the Company’s Board of Directors, which majority shall include the affirmative vote of all three Investor Directors, shall be required to approve the appointment and the respective terms his or her engagement, which terms may include, without limitation, the length and scope of employment, amount of compensation, and types of fringe benefits offered.

5.2.9       In addition to complying with its reporting and other obligations under U.S. federal securities laws as a consequence of its registration obligations under this Agreement, the Company will, within 180 days following the Initial Closing, satisfy the corporate governance requirements under NASDAQ Marketplace Rule 5605 (relating to Board and Board committee composition, process and decision-making), except to the extent the Company is unable to satisfy such rule as a result of any Investor Director’s presence on the Board or any committee thereof, Rule 5610 (relating to codes of conduct) and Rule 5630 (relating to the review and approval of related-party transactions) as if the Common Stock was listed on NASDAQ; provided however, that in the absence of an actual NASDAQ listing, nothing in this Section 5.2.9 (a) shall (i) impair any Co-Lead Investor’s right to designate any individual as an Investor Director, (ii) be deemed to require Company compliance with the stockholder approval requirements of NASDAQ Marketplace Rule 5635, or (iii) be deemed to provide any rights to any stockholder or person other than the Co-Lead Investors, and (b) may be waived with the consent of all Co-Lead Investors. The Company’s obligations under this Section 5.2.9 shall terminate upon the date on which each of the Co-Lead Investors’ rights under Section 5.2.5 terminate.

5.2.10     Effective upon the Initial Closing, without the affirmative vote or consent of each Investor Director then in office, the Company shall not enter into any transaction that would be reportable under Item 404(a) of Regulation S-K promulgated by the SEC, but without regard to whether the amount involved exceeds any minimum that may be provided from time to time in such Item 404, and without regard to Instructions 4, 5 and 6 to Item 404(a).  Notwithstanding the foregoing, nothing in this Section 5.2.10 shall be construed to require the Company to obtain the affirmative vote or consent of any Investor Director with respect to any currently effective  transaction or agreement described on Schedule 3.23 hereto, or with respect to any future compensation matter specifically presented to and approved by a Compensation Committee of the Board of Directors composed exclusively of independent directors, and thereafter approved or ratified by a majority of the Board of Directors.  The Company's obligations under this Section 5.2.10 shall terminate upon the date on which each of the Co-Lead Investor's rights under Section 5.2.5 terminate.

6.             Conditions Precedent to the Obligation of Purchaser to Close.

6.1   Closing Conditions Upon Initial Closing.  The obligation of the Purchaser to complete the Initial Closing is subject to the fulfillment on or prior to the Closing Date of the Initial Closing of all of the following conditions, any one or more of which may be waived by Purchaser in writing:

(a)          Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing.

(b)          Agreements and Conditions.  On or before the Closing Date, the Company shall have complied with and duly performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

(c)           Absence of Certain Lending Arrangements.  The Company shall not have any outstanding loans, or other forms of indebtedness, from or to its founders, directors, officers, management, consultants or service providers, except with respect to consultants and service providers who are not affiliates of the Company, to the extent that such indebtedness was incurred in the ordinary course of business.

(d)          No Excess Liabilities. The amount of the Company’s outstanding liabilities as of the Closing Date, shall not exceed the projected amount of such liabilities as set forth in the Company’s annual budget, a copy of which was delivered or made available to the Co-Lead Investors prior to Closing.

(e)           No Material Adverse Change. No material adverse change shall have occurred in the business or conditions (financial or otherwise) or prospects of the Company and no other event, loss, damage, condition or state of facts of any kind shall exist which has a Material Adverse Effect or can reasonably be expected to have a Material Adverse Effect.

(f)           Minimum Funding. The aggregate minimum investment amount equal to $10,000,000 (the “Minimum Funding”), which amount excludes the amount to be invested by Pontifax pursuant to this Agreement, shall have been, or shall be, fully paid to the Company prior to or contemporaneously with the Closing or deposited into Escrow pursuant to Section 7.1(c).

(g)          Consents.  The Company shall have obtained any consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby and delivered copies thereof to the Purchasers.

(h)          Opinion of Company Counsel.  Each Purchaser shall have received from Fredrikson & Byron, P.A., as counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit H attached hereto.

(i)           Preferred Shares.  The Certificate of Designation shall have been executed, filed with and accepted by the Secretary of State of the State of Delaware, and the Company shall have duly executed and delivered to Purchasers certificates evidencing the Preferred Shares being sold at the Closing.

(j)           Warrant Agreement.  The Company shall have duly executed and delivered to Purchasers the Warrants being issued at the Closing.

(k)           Lock-Up Agreements.  The Company shall have delivered to Purchasers, lock-up agreements, substantially in the form attached hereto as Exhibit E, executed by Peter Kash, Joshua Kazam, David Tanen, and Dr. Arie Belldegrun (the “Existing Stockholders”), pursuant to which the Existing Stockholders agree in connection with the transactions contemplated by this Agreement to not sell or transfer any shares of Common Stock owned by them (other than securities purchased by the Existing Stockholders in the transaction contemplated herein) for a period of up to eighteen (18) months following the Closing Date.

(l)           Termination of Consulting Agreement.  The Company and Two River Consulting, LLC shall have agreed, without any form of termination fee or other financial penalty for termination payable by the Company, to terminate the services agreement by and between the Company and Two River Consulting, LLC as of April 2011, unless otherwise extended by an affirmative vote of the Board of Directors, which vote shall include the affirmative votes of all three Investor Directors.  Without limiting the foregoing, from and after the Initial Closing, and subject to approval by the Board of Directors and all three Investor Directors, the Company shall engage or pay Two River Consulting, LLC under the existing services agreements to perform such management related services as may be approved by the Board of Directors from time to time.

(m)          Affiliate Investment.  The Placement Agent and co-placement agent, the Company’s officers and directors, and their respective affiliates, shall purchase a number of shares of Series A Preferred Stock and Warrants, pursuant to the terms of this Agreement,  for an aggregate purchase price equal to no less than 80% of the cash compensation paid, or to be paid, to the Placement Agent for services rendered by Placement Agent in connection with the sale of Securities to Investors hereunder.  Such purchase shall be included in determining whether the Minimum Funding requirement has been satisfied.

(n)           Voting Agreement.  The Company shall have delivered to Co-Lead Investors, a voting agreement, substantially in the form attached hereto as Exhibit F, executed by the Company, Peter Kash, Joshua Kazam, David Tanen, and Dr. Arie Belldegrun, and their family members and/or trusts under their control, pursuant to which such parties agree to vote all shares beneficially owned for the election of the Investor Director nominees designated by the Co-Lead Investors.

(o)          Director and Officer Insurance.  The Company shall have obtained director and officer liability insurance from a financially sound and reputable insurer with a coverage amount of at least $3,000,000.

(p)          Compliance Certificate.  The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Section 6.1(a) through Section 6.1(g), and Section 6.1(i) through Section 6.1(o) have been fulfilled.

(q)          Applicable Board and Stockholder Resolutions.  The Company shall deliver to the  Purchasers copies of (i) the resolutions duly adopted by the Board of the Directors of the Company authorizing the execution, delivery and performance of the applicable Transaction Documents by the Company and (ii) to the extent required by law or agreement, the resolutions duly adopted by the stockholders of the Company as may be required to authorize the execution, delivery and performance of the applicable Transaction Documents by the Company, in each case certified  by the Secretary of the Company.

(r)           Participation of Certain Co-Lead Investors.  Both UTA and Pontifax shall be parties to and shall have consummated the transactions contemplated by this Agreement, pursuant to which each such Co-Lead Investor shall invest $2,000,000 and $3,000,000, respectively.

6.2   Closing Conditions Upon Subsequent Closing.  The obligation of the Purchaser to complete a Subsequent Closing is subject to the fulfillment on or prior to the Closing Date of the Subsequent Closing of all of the following conditions, any one or more of which may be waived by Purchaser in writing:

(a)           Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true on and as of the Subsequent Closing.

(b)           Agreements and Conditions.  On or before the Closing Date of the Subsequent Closing, the Company shall have complied with and duly performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

(c)           Absence of Certain Lending Arrangements.  The Company shall not have any outstanding loans, or other forms of indebtedness, from or to its founders, directors, officers, management, consultants or service providers, except with respect to consultants and service providers who are not affiliates of the Company, to the extent that such indebtedness was incurred in the ordinary course of business.

(d)           No Material Adverse Change. No material adverse change shall have occurred in the business or conditions (financial or otherwise) or prospects of the Company and no other event, loss, damage, condition or state of facts of any kind shall exist which has a Material Adverse Effect or can reasonably be expected to have a Material Adverse Effect.

(e)           Preferred Shares.  The Company shall have duly executed and delivered to Purchasers certificates evidencing the Preferred Shares being sold at the Closing.

(f)           Warrant Agreement.  The Company shall have duly executed and delivered to Purchasers the Warrants being issued at the Subsequent Closing.

(g)           Affiliate Investment.  The Placement Agent and co-placement agent, the Company’s officers and directors, and their respective affiliates, shall purchase a number of shares of Series A Preferred Stock and Warrants, pursuant to the terms of this Agreement,  for an aggregate purchase price equal to no less than 80% of the cash compensation paid, or to be paid, to the Placement Agent for services rendered by Placement Agent in connection with the sale of Securities sold at the Subsequent Closing.  Such purchase shall not be included in determining whether the Maximum Amount has been sold.

(h)           Compliance Certificate.  The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Section 6.2(a) through Section 6.2(g) have been fulfilled.

7.             Conditions Precedent to the Obligation of the Company  to Close.

7.1   Closing.  The obligation of the Company to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by the Company in writing:

(a)           Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the Closing.

(b)           Agreements and Conditions.  Upon the Closing Date, each Purchaser shall have complied with and performed and satisfied in all material respects all agreements and conditions to be complied with and performed by such date pursuant to this Agreement.

(c)           Payment of Purchase Price.  Each Purchaser shall have deposited the applicable Purchase Price with the Escrow Agent, in accordance with the instructions set forth on Exhibit I hereto, but less any fees and expenses amounts required to be reimbursed and not yet reimbursed by the Company pursuant to Section 12.2.

8.             Restrictions on Transferability; Compliance with the Securities Act.

8.1   Restrictive Legend.  Purchaser understands that, until such time as a registration statement pursuant to the Securities Act has been declared effective or the Conversion Shares may be sold pursuant to Rule 144(b) under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately resold, the certificate(s) representing the Conversion Shares and Warrants Shares (collectively, the “Restricted Shares”) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the securities comprising the Restricted Shares):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

8.2   Restrictions on Transferability.  Purchaser hereby covenants with the Company not to effect any resale or other disposition of any of the Restricted Shares without complying with the provisions of this Agreement, and without effectively causing any prospectus delivery requirement under the Securities Act to be satisfied, and Purchaser acknowledges and agrees that such Restricted Shares are not transferable on the books of the Company unless (a) the Restricted Shares have been sold in accordance with an effective registration statement or valid exemptions from registration under the Securities Act and any applicable state securities or “blue sky” laws, (b) prior to such time that a registration statement shall have become effective under the Securities Act, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Restricted Shares under the Securities Act and (c) if applicable, the requirement of delivering a current prospectus has been satisfied.  Purchaser acknowledges that there is no assurance that a registration statement shall be declared effective by the SEC.

9.            Registration Statement.

9.1   Registration.

(a)           On or prior to the date (the “Filing Date”) that is no later than sixty (60) calendar days following the Closing Date, and in any event prior to the filing of a Registration Statement with the SEC for the holders of any other shares of the Company’s capital stock (each, an “Other Registration Statement”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The initial Registration Statement to be filed under this Section shall be filed to include all of the Registrable Securities.  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Exhibit C.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 180 calendar days following the Closing Date, and in any event, at least 20 Trading Days prior to the effectiveness of any Other Registration Statement (the “Effectiveness Date”), and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earliest of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (ii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders in a single transaction by each Holder pursuant to Rule 144(b) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s Transfer Agent (the “Effectiveness Period”).  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (if such filing is required under such Rule).

(b)           If all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 9.1(a) cannot be so included because the SEC staff informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 or other reason, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof, (ii) use its reasonable best efforts to file amendments to the initial Registration Statement as required by the SEC staff and/or (iii) withdraw the initial Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC staff, on Form S-1; provided, however, that prior to filing such amendment or new registration statement, the Company shall be obligated to use its reasonable best efforts to advocate with the then prevailing SEC guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29.  In the event the Company amends the initial Registration Statement or files a new registration statement, as the case may be, under clauses (ii) or (iii) above, then the Company shall prepare and file such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement.  Accordingly, if for example, an additional Registration Statement is filed under this Section 9.1(b) to register shares taken off a Registration Statement filed under Section 9.1(a) due to SEC staff comments and SEC staff comments again require shares to be removed for such newly filed Registration Statement under this Section 9.1(b), then the Company will prepare and file additional Registration Statements until such time as all such removed shares are covered by effective Registration Statements.  Any Registration Statements to be filed under this Section 9.1(b) shall be for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1.  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC staff upon a review of such Registration Statement) the “Plan of Distribution” in substantially similar form attached hereto as Exhibit C.  The Company shall cause such Registration Statement(s) to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (if such filing is required under such Rule).

(c)           In the event that the Company receives SEC staff comments limiting the amount of shares of Common Stock which may be included in any Registration Statement (such number of shares of Common Stock which the Company may include in such Registration Statement in accordance with the SEC staff comments, the “Allowable Maximum”), the number of Registrable Securities sought to be included in any such Registration Statement shall be cutback and removed from such Registration Statement until the aggregate number of such Registrable Securities to be included in such Registration Statement equals the Allowable Maximum.  Such cutbacks will be in the following order: (i) any securities of the Company included or to be included in such Registration Statement pursuant to piggyback or demand registration rights (other than those of the Purchasers), (ii) the Warrant Shares issuable upon exercise of the Warrants issued to the Purchasers and (iii) the Conversion Shares.  Any required cutbacks of Conversion Shares or Warrant Shares shall be applied to the Purchasers pro rata in accordance with the number of such Conversion Shares or Warrant Shares sought to be included in such Registration Statement.

(d)           If: (i) a Registration Statement is not filed on or prior to its Filing Date covering the Registrable Securities required under this Agreement to be included therein, or (ii) a Registration Statement is not declared effective by the SEC on or prior to its Effectiveness Date or if by the Business Day immediately following the Effective Date the Company shall not have filed a “final” prospectus for the Registration Statement with the SEC under Rule 424(b) (if such a prospectus filing is required by such Rule) and notify the Purchasers of the Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Purchasers as to the Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 30 Trading Days (which need not be consecutive), or (iv) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period, or (v) with respect to any Purchaser, the Company fails for any reason to deliver a certificate evidencing any securities to the Purchaser within five Trading Days after delivery of such certificate as required pursuant to any Transaction Document, or (vi) during the Effectiveness Period the Company fails to have any of the Common Shares listed on an Eligible Market (any such failure or breach specified in clauses (i) to (vi) above being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clauses (iii) to (v) the date which such period is exceeded, being referred to as “Event Date”), then on each such Event or Event Date, and on each monthly anniversary of each such Event or Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate amount paid pursuant to this Agreement by the Purchaser of the Preferred Shares and Warrants to which such Registrable Securities relate (“Investment Amount”); provided, however, that the total amount of partial liquidated damages payable by the Company pursuant to all Events under this Section shall be capped at an aggregate of 12% of the aggregate Investment Amount paid to the Company under this Agreement; provided further, however, that notwithstanding anything to the contrary contained herein, the Company’s obligation to pay liquidated damages, that have not yet been incurred pursuant to this Section, to any Holder shall cease at such time as such Holder may resell or otherwise dispose of all of such Holder’s Registrable Securities in a single transaction by such Holder pursuant to Rule 144.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

(i)           In no event will the Company be liable for liquidated damages under this Agreement in excess of 1.0% of the aggregate Investment Amount in any 30-day period.

(ii)           In addition, the Company shall not be liable for liquidated damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in Registration Statements due solely to SEC staff comments until the provisions of this Agreement as to the next applicable Registration Statement required to be filed hereunder are triggered, in which case the provisions of this Section 9.1(d) shall apply, if applicable.

(iii)         The partial liquidated damages pursuant to this Section 9 shall be the exclusive monetary remedy of the Purchasers in the event that the Company fails to satisfy its obligation to file or to have an effective Registration Statement on file with the SEC pursuant to the terms of this Agreement.

(e)           If at any time the Registration Statements required by this Section 9 are not filed on Form S-3, and the Company, subsequent to the filing or effectiveness thereof, becomes eligible to file a Registration Statement on Form S-3 for the resale of the Registrable Securities as required by this Section 9, then the Company as soon as  practical will file a Registration Statement on Form S-3 in satisfaction of the registration rights provided in this Section 9; provided further that the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f)           The Company shall notify the Purchasers, in writing, immediately after the Effectiveness Date of any Registration Statement, of the effectiveness of a Registration Statement.

(g)           Each Purchaser agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Exhibit C-1 (a “Selling Holder Questionnaire”) within five Trading Days after the written request by the Company, if not previously provided.  The Company shall have no obligation to include the Registrable Securities of a Purchaser in a Registration Statement and shall not be required to pay any liquidated or other damages to any Purchaser who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the Filing Date, provided the written request by the Company has been made as provided above.

(h)           Notwithstanding anything in this Agreement to the contrary, after 80 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Holders, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Holders immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors of the Company determines in good faith, by appropriate resolutions, that, as a result of such activity, (i) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (ii) it is in the best interests of the Company to suspend sales under such registration at such time.  Upon receipt of such notice, each Holder shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Holder is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used.  In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company.  The Company’s rights under this Section 9.1(h) may be exercised for a period of no more than 20 Trading Days at a time and not more than twice in any twelve-month period, without such suspension being considered as part of an Event.  Immediately after the end of any suspension period under this Section 9.1(h), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Holders to publicly resell their Registrable Securities pursuant to such effective Registration Statement.  The events described in this Section 9.1(h) are “Excluded Events.”

9.2   Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Purchasers who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the reasonable review of such Purchasers.  The Company shall reflect in each such document when so filed with the SEC such comments regarding the Holders and the plan of distribution as the Holders may reasonably and promptly propose no later than two (2) Trading Days after the Holders have been so furnished with copies of such documents as aforesaid.

(b)           Subject to Section 9.1(g), (i) prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 10 Trading Days (except to the extent that the Company reasonably requires additional time to respond to the SEC’s comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Holders as promptly as reasonably possible, and (if requested by the Holders confirm such notice in writing no later than two Trading Days thereafter), of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (iv) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (v) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, the Company will notify each Holder that individually or in the aggregate with all affiliates, holds at least 1,000,000 shares of Series A Preferred Stock, as promptly as reasonably possible of the receipt by the Company of written comments from the staff of the SEC relating to any Registration Statement.

(d)           Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)           If requested by a Holder, provide such Purchaser without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)           Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g)           (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on a Trading Market as soon as possible thereafter; (iii) provide to each Purchaser evidence of such listing; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on such Trading Market or another Eligible Market.

(h)           Prior to any public offering of Registrable Securities and to the extent required by applicable law, use its reasonable best efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)            Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any such Holders may reasonably request.

(j)            Upon the occurrence of any event described in Section 9.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)           Cooperate with any reasonable due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Holder material, nonpublic information unless such Holder requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential and to refrain from trading in the Company’s securities while in possession thereof.

(l)            Comply with all rules and regulations of the SEC applicable to the registration of the Securities.

(m)          The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereto, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

9.3   Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of or compliance with Section 9 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) all listing fees to be paid by the Company to the Trading Market; and (g) up to $10,000 of the fees and expenses of one counsel to Purchasers related to its review of the initial Registration Statement.

9.4   Rule 144 Reporting. With a view to making available to Purchasers the benefits of certain rules and regulations of the SEC, which may permit the resale of the Registrable Securities to the public without registration, the Company agrees after the date hereof to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(b)           file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act (it being expressly acknowledged by the parties hereto that if any such report or document is not filed with the SEC within thirty (30) days of the date required under the rules and regulations of the SEC (after giving effect to any Rule 12b-25 extensions under the Exchange Act) it shall be deemed a material breach of this Agreement); and

(c)           so long as a Purchaser owns any Registrable Securities, to furnish to such Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in writing in complying with any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

9.5   Dispositions.  Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus.  Each Holder further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 9.1(h), such Holder will discontinue disposition of such Registrable Securities under the Registration Statement until such Holder is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

9.6   Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder not then eligible to sell all of their Registrable Securities under Rule 144 in a three-month period, written notice of such determination and if, within ten days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of any Registrable Securities that the Holder requests to be registered.  Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Holder or other holder.  If an offering in connection with which a Holder is entitled to registration under this Section 9.6 is an underwritten offering, then each Holder whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.  Upon the effectiveness of the registration statement for which piggy-back registration has been provided in this Section 9.6, any partial liquidated damages payable to a Holder whose Registrable Securities are included in such piggy-back registration statement shall cease to accrue with respect to the number of the Holder’s shares that are included in such piggy-back registration statement (provided, for purposes of clarity, any outstanding liquidated damages payments that had accrued prior to the effectiveness of such piggy-back registration statement shall remain payable).

10.           Indemnification.

10.1 Indemnification Procedures.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), as incurred, arising out of or relating to: (i) any material misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 10.1(c) hereof) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of Indemnified Party as holder of the Securities, provided that such third-party claim did not result primarily from the gross negligence or willful malfeasance of the Purchasers; or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Purchaser, and the Purchaser seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b)           Indemnification by Purchaser.  Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of (i) any material misrepresentation or material breach of any representation or warranty made by such Purchaser in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) breach by Purchaser of any covenant, agreement or obligation set forth in Section 9.5; or (iii) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Holder in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that such untrue statements or omissions are based solely upon information regarding such Holder furnished to the Company by such Purchaser in writing expressly for use therein, or to the extent that such information relates to such Purchaser  or such Purchaser ’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement (it being understood that the information provided by the Purchaser to the Company in response to Exhibit C-1 and the Plan of Distribution set forth on Exhibit C, as the same may be modified by such Purchaser and other information provided by the Purchaser to the Company in or pursuant to the Transaction Documents constitutes information reviewed and expressly approved by such Purchaser in writing expressly for use in the Registration Statement), such Prospectus or such form of prospectus or in any amendment or supplement thereto.  In no event shall the liability of any selling Holder hereunder be greater in amount than the amount of the Purchase Price paid by such Purchaser hereunder, or with respect to a Loss arising under clause (iii) of this Section 10.1(b) or Section 9.5, if greater, the net proceeds from any sale of such Purchaser’s Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party).  It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 10.1(c) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)           Contribution.  If a claim for indemnification under Section 10(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 10.1(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 10.1(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.1(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 10.1(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 10.1(d) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

11.           Participation Rights.

11.1 Participation Rights Procedures.

(a)           Other than an Exempt Issuance (as defined in the Certificate of Designation), any offer, sale, grant, disposition or announcement of offer or sale by the Company with respect to its Common Stock or Common Stock Equivalents in a manner that is not required to be registered under the Securities Act is hereinafter referred to as a “Subsequent Placement.”

(b)           From and after the Closing Date and until the third anniversary of such Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 11.

(i)           The Company shall deliver to each Purchaser who purchased Preferred Shares and Warrants pursuant to this Agreement an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchasers the Offered Securities, allocated to the Purchasers as a group based on the ratio of (I) the number of Conversion Shares and Warrant Shares held by or issuable to all Purchasers as a group at the time of the Offer Notice to (II) the number of shares of the Company’s Common Stock then issued and outstanding, and allocated among such Purchasers based on such Purchaser’s pro rata portion of the number of Conversion Shares and Warrant Shares held by or issuable to such Purchaser at the time of the Offer Notice (the “Proportionate Share”).

(ii)          To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Proportionate Share that such Purchaser elects to purchase (the “Notice of Acceptance”).

(iii)         The Company shall have sixty (60) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees or class of offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices) that are no more favorable to offerees than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of a definitive agreement relating to such Subsequent Placement (the “Subsequent Placement Agreement”), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto to the extent required by the rules and regulations of the SEC.  The Company may, in its complete and absolute discretion, abandon a Subsequent Placement at any time prior to the execution of a Subsequent Placement Agreement.

(iv)         In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 11.1 (b)(i) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 11.1(b)(ii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 11.1(b)(i) above prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 11.1(b)(i) above.

(v)         Upon the closing of the issuance, sale or exchange of all or an amount of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 11.1(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a Subsequent Placement Agreement reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

(vi)         Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 11.1(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(vii)        Notwithstanding anything to the contrary in this Section 11 and unless otherwise agreed to by the Purchasers and the Company, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Purchasers will not be in possession of material non-public information, by the 60th Business Day following the expiration of the Offer Period.  If by the 60th Business Day following the expiration of the Offer Period no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Purchaser with another Offer Notice and each Purchaser will again have the right of participation set forth in this Section 11.1(b).

(viii)       The restrictions contained in subsections (ii) and (iii) of this Section 11.1(b) shall not apply in connection with any Exempt Issuance (as defined in the Certificate of Designation).

12.           Miscellaneous.

12.1 Termination.  This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Initial Closing has not been consummated by 11:00 a.m. on August 15, 2010; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

12.2 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  In addition to its obligations pursuant to Section 9.3 hereof, upon the consummation of the transactions contemplated by this Agreement, the Company agrees to reimburse (i) UTA an aggregate amount of up to $65,000 for (a) documented out-of-pocket expenses for scientific due diligence services relating to the transactions contemplated herein, and (b) legal fees of UTA’s counsel, other due diligence expenses and reasonable expenses incurred for services relating to the transactions contemplated herein, which amount (net of any amounts previously advanced by the Company) may, at the option of the UTA, be paid by offset against the cash Purchase Price payable by UTA for the Preferred Shares purchased at the Closing and (ii) Pontifax an aggregate amount of $35,000 for legal fees of Pontifax’s counsel, other due diligence expenses and reasonable expenses incurred for services relating to the transactions contemplated herein, which amount (net of any amounts previously advanced by the Company) may, at the option of the Pontifax, be paid by offset against the cash Purchase Price payable by Pontifax for the Preferred Shares purchased at the Closing.  Without limiting the foregoing, in the event the parties fail to consummate the transactions contemplated by this Agreement, for any reason whatsoever, UTA shall remain entitled to reimbursement from the Company in the amount of (a) $10,000 of the aforementioned scientific due diligence services and (b) $25,000 ($40,000 should the Company elect not to proceed with the Closing) for any of the other aforementioned expenses.

12.3 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing Date, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

12.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 12.4 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 12.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

12.5 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Section 9 may be given by Purchasers holding at least 75% of the Registrable Securities.  Any amendment to this Agreement, including, but not limited to, an amendment to Section 5.2.7 hereof, which adversely affects the rights and/or obligations of Pontifax in a manner that is disproportionate to the effects on the rights and/or obligations of other Purchasers, shall also require the consent of Pontifax.

12.6 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.  Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers or will assign or transfer (including by way of distribution to its members, partners or stockholders) any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

12.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and the Placement Agent, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third-party beneficiary of Section 10.1 and (in each case) may enforce the provisions of such section directly against the parties with obligations thereunder.

12.9 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

12.10              Survival.  The representations and warranties, agreements and covenants contained herein shall survive the Closing.

12.11              Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

12.12              Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

12.13              Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option owed to such Purchaser by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

12.14              Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company  and its transfer agent for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities, including, without limitation, the costs of any indemnity bond required by the transfer agent for such Securities.

12.15              Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to seek specific performance under the Transaction Documents.

12.16              Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

12.17              Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Documents.  The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the date first above written.

THE COMPANY:

ARNO THERAPEUTICS, INC.,
a Delaware corporation

By:
Name: David M. Tanen
Title: President

Address:	4 Campus Drive, 2nd Floor
Parsippany, NJ 07054
Attention: President
Facsimile: (973) 267-0101

PURCHASERS:

UTA CAPITAL LLC,
a Delaware limited liability company

By:	YZT Management LLC, its Managing Member

By:
Name:
Title:

Address:

Attention:
Facsimile:

PURCHASERS CONTINUED:

PONTIFAX (CAYMAN) II L.P.

By:
Name:
Title:

Address:

Attention:
Facsimile:

PONTIFAX (ISRAEL) II L.P.

By:
Name:
Title:

Address:

Attention:
Facsimile:

PONTIFAX (ISRAEL) II - INDIVIDUAL INVESTORS L.P.

By:
Name:
Title:

Address:

Attention:
Facsimile:

PURCHASERS CONTINUED:

COMMERCIAL STREET CAPITAL LLC

By:
Name:
Title:

Address:

Attention:
Facsimile:

FCC LTD

By:
Name:
Title:

Address:

Attention:
Facsimile:

PURCHASERS CONTINUED:

UZI ZUCKER

Uzi Zucker

Address:

Facsimile:

PURCHASERS CONTINUED:

Entity Purchasers:

Purchaser Name:

By:
Name:
Title:

Address:

Attention:

Facsimile:

Amount Invested: $ _____________________

Individual Purchasers:

Purchaser Name:

[Signature]

Address:

Attention:

Facsimile:

Amount Invested: $ _____________________

SCHEDULE 1

Purchasers	Purchase Price of Preferred Shares	Class A Warrants	Class B Warrants

Pontifax (Cayman) II L.P.	$1,466,512	117,321	615,935

Pontifax (Israel) II L.P.	$1,104,668	88,373	463,961

Pontifax (Israel) II - Individual Investors L.P.	$428,820	34,306	180,104

Commercial Street Capital, LLC	$2,200,000	176,000	924,000

UTA Capital LLC	$2,000,000	160,000	840,000

Kardan Israel Ltd.	$1,000,000	80,000	420,000

Genesis Opportunity Fund, LP	$1,250,000	100,000	525,000

Genesis Capital Advisors, LLC	$150,000	12,000	63,000

Wexford Spectrum Investors LLC	$1,071,990	85,759	450,236

Kappa Investors LLC	$168,010	13,441	70,564

Clal Insurance Company Ltd. - Profit Participating Policies	$700,000	56,000	294,000

Clal Pension & Provident Funds Ltd. - Sapir	$266,000	21,280	111,720

Clal Pension & Provident Funds Ltd. - Yahalom	$134,000	10,720	56,280

Esperante AB	$500,000	40,000	210,000

Purchasers	Purchase Price of Preferred Shares	Class A Warrants	Class B Warrants

Leumi Overseas Trust Corporation Limited as Trustee of the BTL Trust	$250,000	20,000	105,000

Arie and Rebecka Belldegrun as Trustees of the Belldegrun Family Trust dated February 18, 1994	$125,000	10,000	52,500

MDRB Partnership, L.P.	$125,000	10,000	52,500

Uzi Zucker	$300,000	24,000	126,000

FCC Ltd	$300,000	24,000	126,000

Joia and Joshua Kazam (JTWROS)	$250,000	20,000	105,000

Primafides (Suisse) SA as Trustees of the Sirius Trust	$100,000	8,000	42,000

Peter and Donna Kash (JTWROS)	$100,000	8,000	42,000

Robert I. Falk	$100,000	8,000	42,000

DAFNA Life Science Select Ltd.	$58,000	4,640	24,360

DAFNA Life Science Ltd.	$24,000	1,920	10,080

DAFNA Life Science Market Neutral Ltd.	$18,000	1,440	7,560

David M. Tanen	$65,000	5,200	27,300

Isaac Kier	$50,000	4,000	21,000

Purchasers	Purchase Price of Preferred Shares	Class A Warrants	Class B Warrants

Ira Kalfus	$35,000	2,800	14,700

Nazy Zomorodian	$30,000	2,400	12,600

Kenzo Kosuda	$50,000	4,000	21,000

Taichi Wakabayashi	$50,000	4,000	21,000

Susumu Maeda	$50,000	4,000	21,000

Allan and Jodi Pantuck (JTWROS)	$12,000	960	5,040

The Michael J. Shimoko Trust	$100,000	8,000	42,000

Georgette Pagano	$25,000	2,000	10,500

Ricardo de la Guardia	$25,000	2,000	10,500

Ogier Employee Benefit Trust Limited as Trustees of the MBES Employee Benefit Trust – JD Sub Trust	$100,000	8,000	42,000

Harel Insurance Company Ltd.	$203,362	16,269	85,412

Harel Pension Fund Management Company Ltd.	$52,226	4,178	21,935

Harel Provident Funds Ltd.	$35,116	2,809	14,749

Dikla Insurance Company Ltd.	$9,296	744	3,904

I-Bankers Securities, Inc.	$80,000	6,400	33,600

3071341 Canada Inc.	$25,000	2,000	10,500

Purchasers	Purchase Price of Preferred Shares	Class A Warrants	Class B Warrants

87111 Canada Limited	$25,000	2,000	10,500

Hank C.K. Wuh	$25,000	2,000	10,500

Sabrinco Inc.	$12,500	1,000	5,250

Alrac Investments Inc.	$12,500	1,000	5,250

Allen Rubin	$6,000	480	2,520

6984321 Canada Inc.	$6,000	480	2,520

Totals	$15,274,000	1,221,920	6,415,080